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                                   EXHIBIT A

       ITEM 2 (ADDITIONAL INFORMATION):

           LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF GENENTECH, INC.

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NAME                                         PRESENT PRINCIPAL OCCUPATION
----                                         ----------------------------
EXECUTIVE OFFICERS
William R. Arathoon, Ph.D.                   Vice President, Process Sciences and Manufacturing
Joffre B. Baker, Ph.D.                       Vice President, Research Discovery
J. Joseph Barta                              Vice President, Quality
Stephen G. Dilly, M. D., Ph.D.               Vice President, Medical Affairs
David Ebersman                               Vice President, Product Development
Robert L. Garnick, Ph.D.                     Vice President, Regulatory Affairs
Susan D. Desmond-Hellmann, M.D., M.P.H.      Executive Vice President, Development and Product Operations and Chief Medical Officer
Roy C. Hardiman                              Vice President, Corporate Law
Dennis J. Henner, Ph.D.                      Senior Vice President, Research
Judith A. Heyboer                            Senior Vice President, Human Resources
Paula M. Jardieu, Ph.D.                      Vice President, Pharmacological Sciences
Sean A. Johnston, Ph.D.                      Vice President, Intellectual Property
Stephen G. Juelsgaard                        Senior Vice President, General Counsel and Secretary
R. Guy Kraines                               Vice President, Finance
Louis J. Lavigne, Jr.                        Executive Vice President and Chief Financial Officer
Laura Leber                                  Vice President, Corporate Communications
Arthur D. Levinson, Ph.D.                    Director, Chairman, President and Chief Executive Officer
Walter K. Moore                              Vice President, Government Affairs
James P. Panek                               Senior Vice President, Product Operations
Diane L. Parks                               Vice President, Marketing
Kimberly J. Popovits                         Vice President, Sales
Myrtle S. Potter                             Executive Vice President, Commercial Operations and Chief Operating Officer
Andrew Scherer                               Vice President, Facilities and Engineering
Daniel S. Sulzbach, Ph.D.                    Vice President, Information Resources
John M. Whiting                              Controller and Chief Accounting Officer

DIRECTORS
Herbert W. Boyer, Ph.D.                      Director of Genentech, Inc.
Franz B. Humer, Ph.D.                        Chief Executive Officer of Roche Holding Ltd and Head of the Pharmaceuticals Division
                                             of Roche Holding Ltd
Jonathan K. C. Knowles, Ph.D.                President of Global Research of F. Hoffmann-La Roche Holding Ltd
Sir Mark Richmond Ph.D.                      Senior Research Fellow at the School of Public Policy, University College London
Charles Sanders, M.D.                        Director of Genentech, Inc.
MAILING ADDRESS FOR ALL
EXECUTIVE OFFICERS AND DIRECTORS:            1 DNA Way
                                             South San Francisco, CA  94080-4990
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During the last five years: (i) none of the individuals described above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); and (ii) none of the individuals described above has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. Each of the individuals listed above is a U.S. citizen, except Dr. Humer who is a citizen of Switzerland, Dr. Knowles who is a citizen of England and Sir Richmond who is a citizen of the United
Kingdom.